CITY NATIONAL ASSET MANAGEMENT, INC.
                                 CODE OF ETHICS
                            ADOPTED UNDER RULE 17J-1


City National Asset Management, Inc. (the "Adviser" and "CNAM, Inc.") is confident that its officers and employees act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with the interests of CNI Charter Funds (the "Trust") and its shareholders where officers or employees:

     o know about the Trust's present or future portfolio transactions or have the power to influence the Trust's portfolio transactions; and

     o    engage in securities transactions for their personal account(s).

The Trust consists of the following portfolios (each a "Portfolio"): Large Cap Growth Equity Fund, Large Cap Value Equity Fund, Technology Growth Fund, RCB Small Cap Value Fund (collectively, the "Equity Portfolios"); Corporate Bond Fund, Government Bond Fund, California Tax Exempt Bond Fund, High Yield Bond Fund (collectively, the "Fixed Income Portfolios"); Prime Money Market Fund, Government Money Market Fund and California Tax Exempt Money Market Fund (collectively, the "Money Market Portfolios").

In an effort to prevent any conflicts from arising and in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"), the Adviser has adopted this Code of Ethics (the "Code") to address transactions that may create or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of UNDERLINED terms are included in Appendix I.)

I.      ABOUT THIS CODE OF ETHICS

        A.   WHO IS COVERED BY THE CODE?

             All officers and employees of the Adviser who, in connection with their regular duties,

             1.   participate in the selection of the Trust's COVERED
                  SECURITIES, OR

             2. obtain information concerning recommendations on COVERED SECURITIES or regarding the Trust's purchases or sales of COVERED SECURITIES.

        Natural persons in a CONTROL relationship to the Trust who obtain information concerning recommendations about the PURCHASE OR SALE OF A COVERED SECURITY by the Trust.


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        B.   WHAT RULES APPLY TO ME?

             This Code sets forth specific prohibitions regarding COVERED SECURITY transactions. They are applicable to everyone, except where otherwise noted. It also sets out certain reporting requirements in Part A below.

II.     STATEMENT OF GENERAL PRINCIPLES

        In recognition of the confidence placed in the Adviser by the Trust and its shareholders, and because the Adviser believes that its operations should benefit the Trust's shareholders, the Adviser has adopted the following universally applicable principles:

        1. The interests of the Trust's shareholders are paramount. You must place shareholder interests before your own.

        2. You must accomplish all personal securities transactions in a manner that avoids a conflict (or the appearance of a conflict) between your personal interests and those of the Trust or its shareholders.

        3. You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Adviser, or that bring into question your independence or judgment.

III.    GENERALLY APPLICABLE PROHIBITIONS AND RESTRICTIONS

             A.   PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

             You cannot, in connection with the purchase or sale, directly or indirectly, of a COVERED SECURITY HELD OR TO BE ACQUIRED by the Trust (or any series thereof):

             1.   employ any device, scheme or artifice to defraud the Trust;

             2. make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

             3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Trust; or

             4. engage in any manipulative practice with respect to the Trust.


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        B.   LIMITS ON ACCEPTING OR RECEIVING GIFTS

             ACCESS PERSONS cannot accept or offer any gift of more than nominal value from or to any person or entity in connection with the Trust's (or any series thereof) entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Trust.

IV. PROHIBITIONS AND RESTRICTIONS APPLICABLE ONLY TO ACCESS PERSONS AND/OR INVESTMENT PERSONNEL

        A.   BLACKOUT PERIOD ON PERSONAL SECURITIES TRANSACTIONS

             ACCESS PERSONS who in connection with their regular duties, make, participate in, or obtain information regarding the purchase or sale of COVERED SECURITIES by the Trust and any natural CONTROL persons who obtain information regarding recommendations of COVERED SECURITIES made to the Trust may not purchase or sell, directly or indirectly, any COVERED SECURITY in which they have (or by reason of such transaction acquire) any BENEFICIAL OWNERSHIP five (5) business days before or after the same (or a related) COVERED SECURITY IS BEING PURCHASED OR SOLD by the Trust (or any series thereof). If a transaction inadvertently occurs, the circumstances shall be documented and immediately reported to CNAM, Inc.-Compliance (the Review Officer as defined in Section VI below).

        B.   PROHIBITION ON SELLING RECENTLY-ACQUIRED COVERED SECURITIES

             ACCESS PERSONS who, in connection with their regular duties, make, participate in, or obtain information regarding THE PURCHASE OR SALE OF COVERED SECURITIES by the Trust and any natural CONTROL persons who obtain information concerning recommendations of COVERED SECURITIES made to the Trust may not sell a COVERED SECURITY within 60 days of acquiring that COVERED SECURITY, or profit in the purchase and sale, or sale and purchase, of shares of any Equity or Fixed Income Portfolio of the Trust within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Portfolio of the Trust.

             This prohibition does not apply to purchases of a COVERED SECURITY issued by City National Corporation ("CNC") and shares of the Equity and Fixed Income Portfolios of the Trust that are effected pursuant to automatic payroll deduction in the CNC Profit Sharing Plan. HOWEVER, TRANSACTIONS THAT OVERRIDE OR CHANGE THE PORTIONS OF ASSETS ALLOCATED TO PORTFOLIOS OF THE TRUST ARE SUBJECT TO THIS PROHIBITION.

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        C.   PRE-APPROVAL OF PERSONAL SECURITIES TRANSACTIONS

             ACCESS PERSONS who, in connection with their duties, make or participate in making recommendations regarding the purchase or sale of COVERED SECURITIES by the Trust and any natural CONTROL persons who obtain information concerning recommended COVERED SECURITIES must clear all personal securities transactions prior to execution, except as noted in Part A. Clearance for transactions must be obtained from the CNAM, INC. TRADER and CNAM, INC. MANAGER using the Personal Trading Authorization Form (TR-181) before directly or indirectly acquiring BENEFICIAL OWNERSHIP of any COVERED SECURITIES, including IPO'S and LIMITED OFFERINGS. The Authorization Form must also be submitted to CNAM, Inc.-Compliance prior to transaction execution.

             Clearance for personal securities transactions will be in effect for one trading day only. This "one trading day" policy is interpreted as follows:

             o If clearance is granted at a time when the principal market in which the security trades is open, clearance is effective for the remainder of that trading day until the opening of that market on the following day.

             o If clearance is granted at a time when the principal market in which the security trades is closed, clearance is effective for the next trading day until the opening of that market on the day following such next trading day.

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        D.   DISCLOSURE OF PORTFOLIO SECURITIES

             No Access Person shall disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Trust or the securities held by the various portfolios of the Trust, except for the following disclosures:

                  (i) to persons providing services to the Trust who have a need to know such information in order to fulfill their obligations to the Trust, such as portfolio managers, administrators, custodians, and the Trust's Board of Trustees;

                  (ii) in connection with periodic reports that are available to shareholders and the public;

                  (iii) to mutual fund rating or statistical agencies or persons performing similar functions who have signed a confidentiality agreement with the Trust;

                  (iv) pursuant to a regulatory request or as otherwise required by law; or

                  (v) to persons approved in writing by the Compliance Officer of the Trust.

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


        E.   POSITIONS WITH PUBLIC COMPANIES

             ACCESS PERSONS may not accept a position as an officer, director or general partner of a publicly traded company or partnership without prior approval by the CNAM, Inc. Board of Directors with notice to the Trust's Board of Trustees. If service is approved, the person should avoid contact with people making investment decisions for that company, and such approval may be subject to such other conditions as the CNAM, Inc. Board of Directors may impose.

V.      REPORTING REQUIREMENTS

        Subject to Section IX hereof, all officers and employees with ACCESS must comply with the reporting requirements set forth in Part A.

VI.     REVIEW AND ENFORCEMENT OF THE ADVISER'S CODE

        A.   APPOINTMENT OF A REVIEW OFFICER

             The Adviser has appointed CNAM, Inc.-Compliance as the "Review Officer" to perform the duties described in this Section VI.

        B.   THE REVIEW OFFICER'S DUTIES AND RESPONSIBILITIES

             1. CNAM, Inc.-Compliance shall notify each person who becomes an ACCESS PERSON of the Adviser and who is required to report under this Code of Ethics and their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

             2. CNAM, Inc.-Compliance will, on a quarterly basis, compare all reported personal COVERED SECURITIES transactions with the Trust's completed portfolio transactions and a list of COVERED SECURITIES that were BEING CONSIDERED FOR PURCHASE OR SALE by the Trust's investment adviser(s) during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, CNAM, Inc.-Compliance must give the person an opportunity to supply explanatory material.

             3. If CNAM, Inc.-Compliance finds that a Code violation may have occurred, or believes that a Code violation may have occurred, CNAM, Inc.-Compliance must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the CNAM, Inc. President. The CNAM, Inc. President will independently determine whether the person violated the Code.

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             4.   No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

             5. CNAM, Inc.-Compliance personnel will submit their own reports, as may be required pursuant to Part A hereof, to an Alternate Review Officer who shall fulfill the duties of CNAM, Inc.-Compliance with respect to CNAM, Inc.-Compliance personnel's reports.

             6. CNAM, Inc.-Compliance will create a written report detailing any approval(s) granted to ACCESS PERSONS for the purchase of COVERED SECURITIES offered in connection with an IPO or a LIMITED OFFERING. The report must include the rationale supporting any decision to approve such a purchase.

        C.   RESOLUTION; SANCTIONS

             If the CNAM, Inc. President finds that a person has violated the Code, the CNAM, Inc. President will determine a proposed resolution of the situation and, if appropriate, impose upon the person sanctions that he or she deems appropriate including, but not limited to, censure; fine; reversal of transactions and disgorgement of profits; suspension; or termination of employment. The CNAM, Inc. President will report the violation and the resolution and/or sanction imposed to the Trust's Board of Trustees at the next regularly scheduled board meeting unless, in the sole discretion of the CNAM, Inc. President, circumstances warrant an earlier report.

VII.    ANNUAL WRITTEN REPORT TO THE BOARD

        At least once a year, the Adviser will provide the Trust's Board of Trustees with a WRITTEN report that includes:

        A.   ISSUES ARISING UNDER THE CODE

             The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s).

        B. The Review Officer, CNAM, Inc. President, investment adviser(s) (including any sub-advisers) and principal underwriter(s) may report to the Trust's Board of Trustees more frequently as they deem necessary or appropriate and shall do so as requested by the Trust's Board.

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

        C.   CERTIFICATION

        Each report of the Adviser must be accompanied by a certification to the Trust's Board of Trustees that the Adviser has adopted procedures reasonably necessary to prevent its ACCESS PERSONS from violating the Code.

VIII.   RECORDKEEPING

        CNAM, Inc.-Compliance will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

        A. A copy of this Code and any other code adopted by the Adviser, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

        B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

        C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (SEE Parts A and B for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

        D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

        E. A copy of each annual report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

        F. The Trust must maintain a record of decisions, and the reasons supporting the decisions, approving the acquisitions of COVERED SECURITIES, including IPO'S and LIMITED OFFERINGS, for at least five years after the end of the fiscal year in which the approval is granted.

IX.     INVESTMENT ADVISER'S OBLIGATIONS WITH RESPECT TO THE TRUST

        A.   GENERAL PRINCIPLE

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             A person who is BOTH a trustee or officer of the Trust, AND an
             ACCESS PERSON of the Adviser, is only required to report under, and otherwise comply with, this Code of Ethics.

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


        B.   PROCEDURES

             The Adviser to the Trust must:

             1. Submit to the Board of Trustees of the Trust a copy of its code of ethics adopted pursuant to Rule 17j-1;

             2. Promptly furnish to the Trust, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Trust's Code;

             3. Promptly report to the Trust in writing any material amendments to its code of ethics; and

             4. Immediately furnish to the Trust, without request, all material information regarding any violation of its code of ethics by any person.

X.      MISCELLANEOUS

        A.   CONFIDENTIALITY

             All reports and other information submitted pursuant to this Code will be treated as confidential, except that such reports and information may be provided to the Securities and Exchange Commission, other regulatory agencies, and the Adviser's internal and external auditors.

        B.   INTERPRETATION OF PROVISIONS

             The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

        C.   COMPLIANCE CERTIFICATION

             Within 10 days of becoming an ACCESS PERSON of the Trust, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.




Amended this 29th day of June, 2004.

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                                     PART A
             REPORTING REQUIREMENTS AND EXCLUSIONS FROM PRE-APPROVAL

        You may include a statement in any of your required reports that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the COVERED SECURITY included in the report.

I.      LIST OF SECURITIES HOLDINGS

        A.   INITIAL HOLDINGS REPORT

             You must submit a listing of all COVERED SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts, as of the date you first become subject to this Code's reporting requirements. You must submit this list to CNAM, Inc.-Compliance within 10 days of the date you first become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

        B.   ANNUAL HOLDINGS REPORT

             Each year, you must submit to CNAM, Inc.-Compliance a listing of all COVERED SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

II.     REQUIRED TRANSACTION REPORTS

        A.   QUARTERLY TRANSACTION REPORTS

             1. Each quarter, you must report all of your COVERED SECURITIES transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to CNAM, Inc.-Compliance NO LATER THAN 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as
                  Appendix II.

             2. If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, SIGNED AND DATED.


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


        B. WHAT COVERED SECURITIES TRANSACTIONS AND ACCOUNTS ARE COVERED UNDER THE QUARTERLY REPORTING OBLIGATION?

             You must report all transactions in COVERED SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN; or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. You must also report all of your accounts in which any Covered Securities were held for your direct or indirect benefit.

             Transactions involving a COVERED SECURITY issued by CNC and shares of the Equity and Fixed Income Portfolios of the Trust effected pursuant to automatic payroll deduction in the CNC Profit Sharing Plan will be reported directly to CNAM, Inc.-Compliance by the Plan recordkeeper. You will not be required to include these transactions on your report. HOWEVER, TRANSACTIONS THAT OVERRIDE OR CHANGE THE PORTION OF ASSETS ALLOCATED TO A COVERED SECURITY ISSUED BY CNC OR A PORTFOLIO OF THE TRUST ARE REQUIRED TO BE REPORTED.

             You have the ability to opt out of having your CNC Profit Sharing Plan activity reported directly to CNAM, Inc.-Compliance by the Plan recordkeeper. If you choose to opt out, you must notify CNAM, Inc.-Compliance in writing and you will be responsible for providing the transaction activity on your quarterly transaction report.

III.    EXCLUSIONS FROM REPORTING REQUIREMENTS AND PRE-APPROVAL

        You are not required to detail or list on your reports or obtain pre-approval of:

        1. Purchases or sales effected for, and COVERED SECURITIES held in, any account over which you have no direct or indirect influence or control;

        2.   Purchases, sales or holdings of any of the following securities:

             a.   Direct obligations of the U.S. government;

             b. Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

             c. Shares issued by registered, open-end investment companies (i.e., mutual funds), other than the Equity and Fixed Income Portfolios of the Trust.

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


IV.     EXCLUSIONS FROM PRE-APPROVAL BUT STILL SUBJECT TO THE REPORTING
        REQUIREMENTS

        You are not required to submit a Personal Trading Authorization Form (TR-181) to clear prior to execution transactions of the following types but you must report such transactions:

        1. Exercise of employee stock options for the purchase or sale of a COVERED SECURITY issued by CNC;

        2.   Purchases or sales of shares of the Trust, except as indicated in
             Section II above;

        3.   Purchases or sales of EXCHANGE TRADED FUNDS (ETF'S);

        4. Purchases or sales of shares of a COVERED SECURITY using optional cash payments or withdrawals in a direct investment or dividend reinvestment plan;

        5. Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a COVERED SECURITY issued by CNC;

        6. Purchases and sales which are part of an automatic cash purchase or withdrawal plan, provided that no adjustment is made to the rate at which securities are purchased or sold, as the case may be, under such a plan during any period in which the security is being considered for purchase or sale;

        7. Purchases effected on the exercise of rights issued by an issuer PRO RATA to all holders of a class of its COVERED SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights;

        8. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all the securities of the same class; and,

        9. Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a BONA FIDE margin call.

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                                   APPENDIX I
                                   DEFINITIONS

                                  GENERAL NOTE

THE DEFINITIONS AND TERMS USED IN THIS CODE OF ETHICS ARE INTENDED TO MEAN THE SAME AS THEY DO UNDER THE 1940 ACT AND THE OTHER FEDERAL SECURITIES LAWS. IF A DEFINITION HEREUNDER CONFLICTS WITH THE DEFINITION IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, OR IF A TERM USED IN THIS CODE IS NOT DEFINED, YOU SHOULD FOLLOW THE DEFINITIONS AND MEANINGS IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, AS APPLICABLE.

ACCESS PERSON means any director, officer, or ADVISORY PERSON of the Adviser who, with respect to the Trust, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her regular functions or duties, obtains any information concerning recommendations on COVERED SECURITIES being made by the Adviser to the Trust.

As of May 2, 2002, the Adviser's ACCESS PERSONS include:

                               CNAM, INC. CHAIRMAN
                              CNAM, INC. PRESIDENT
                       CNAM, INC. CHIEF FINANCIAL OFFICER
                         CNAM, INC. CHIEF LEGAL OFFICER
                         CNAM, INC. COMPLIANCE OFFICERS
                        ALL OTHER EMPLOYEES OF CNAM, INC.

ADVISORY PERSON of the Trust or of the Adviser means:

        o any employee of the Trust or the Adviser (or of any company in a control relationship to the Trust or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of COVERED SECURITIES by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

        o any natural person in a control relationship to the Trust or the Adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of COVERED SECURITIES by the Trust.

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



BENEFICIAL OWNERSHIP means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any COVERED SECURITIES in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of COVERED SECURITIES held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

CONTROL means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

COVERED SECURITY means any SECURITY except the following: direct obligations of the U.S. Government or its agencies; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; or shares issued by registered, open-end investment companies (i.e., mutual funds), other than the Equity and Fixed Income Portfolios of the Trust.

SECURITY means a security as defined in Section 2(a)(36) of the 1940 Act, and includes, among other things, any interest or instrument commonly known as a security whether in the nature of debt or equity, including but not limited to any stock, bond, note, debenture, evidence of indebtedness, or certificate of interest or participation, and including but not limited to any put, call, straddle, option or privilege on a Security or on a group or index of Securities, or (to the extent traded on a national securities exchange) on foreign currency. A Security includes any option to purchase or sell a Security and Security convertible into or exchangeable for a Security.

PURCHASE OR SALE OF A COVERED SECURITY includes, among other things, the writing of an option to purchase or sell a COVERED SECURITY.

A COVERED SECURITY HELD OR TO BE ACQUIRED by the Trust means (A) any COVERED SECURITY that within the most recent 15 days, (i) is or has been held by the Trust, or (ii) is being or has been considered by the Adviser or a sub-adviser of a series of the Trust for purchase by such series; and (B) any option to purchase or sell, and any COVERED SECURITY convertible into or exchangeable for any COVERED SECURITY.

A COVERED SECURITY is BEING PURCHASED OR SOLD by the Trust from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Trust until the program has been fully completed or terminated.

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

A COVERED SECURITY is BEING CONSIDERED FOR PURCHASE OR SALE by the Trust when a COVERED SECURITY is identified as such by the Adviser.

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


HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).

INITIAL PUBLIC OFFERING ("IPO") means an offering of COVERED SECURITIES registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

EXCHANGE TRADED FUND (ETF) means funds, excluding closed-end funds, that represent a basket of securities that are grouped together and tracked as one individual security. ETF's trade throughout the day over an exchange. ETF's are similar to equity index funds, but do not have the tax implications associated with regular mutual funds because they trade like equity securities. Examples include, but are not limited to, DIAMONDs, iShares, HOLDRs, Qubes (QQQ), Spiders, StreetTracks, and VIPERs.

CNAM, INC. TRADER means either of the CNAM, Inc. Colleagues whose primary job responsibilities include executing orders for securities transactions in the Portfolios.

CNAM, INC. MANAGER means any of the CNAM, Inc. Colleagues holding the following positions: Director of Research, Director of Equities, Director of Fixed Income, or President.

                                   APPENDIX II

                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

 Name of Reporting Person: _____________________________________________________
 Calendar Quarter Ended: _______________________________________________________
 Date Report Due: ______________________________________________________________
 Date Report Submitted: ________________________________________________________

SECURITIES TRANSACTIONS
--------- ----------- --------------------------------------- ---------- ------------ ------------------------------- --------------
  Trade      Settle              Name of Issuer and             Ticker      No. Of       Principal Amount, Maturity      Type of
  Date        Date               Title of Security              Symbol    Shares/Par      Date, and Interest Rate      Transaction
                                                                                               (IF APPLICABLE)          (Buy/Sell)
--------- ----------- --------------------------------------- ---------- ------------ ------------------------------- --------------

--------- ----------- --------------------------------------- ---------- ------------ ------------------------------- --------------

--------- ----------- --------------------------------------- ---------- ------------ ------------------------------- --------------

--------- ----------- --------------------------------------- ---------- ------------ ------------------------------- --------------

--------- ----------- --------------------------------------- ---------- ------------ ------------------------------- --------------


--------- ------------------------------------
  Unit        Name of Broker, Dealer or Bank
  Price            Effecting Transaction

--------- ------------------------------------

--------- ------------------------------------

--------- ------------------------------------

--------- ------------------------------------

--------- ------------------------------------

IF YOU HAD NO REPORTABLE TRANSACTIONS DURING THE QUARTER, PLEASE
INITIAL HERE.  __________

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


SECURITIES ACCOUNTS
IF YOU DID NOT ESTABLISH A SECURITIES ACCOUNT DURING THE QUARTER, PLEASE INITIAL HERE. __________

If you established an account within the quarter, please provide the following information:

--------------------------------------- ------------------ ------------------------------------------------- -----------------------
                                         Date Account was                                                       Type of Account
  Name of Broker, Dealer, or Bank           Established                      Name(s) on Account               (Cash, Margin, UGMA)
--------------------------------------- ------------------ ------------------------------------------------- -----------------------

--------------------------------------- ------------------ ------------------------------------------------- -----------------------

--------------------------------------- ------------------ ------------------------------------------------- -----------------------

--------------------------------------- ------------------ ------------------------------------------------- -----------------------

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


--------------------------------------------------           -------------------
Signature                                                    Date

                                  APPENDIX III
                             INITIAL HOLDINGS REPORT

Name of Reporting Person: _____________________________________________________
Date Person Became Subject to the Code's Reporting Requirements: ______________ Information in Report Dated as of: ____________________________________________
Date Report Due: ______________________________________________________________

                             Date Report Submitted:

              ____________________________________________________


SECURITIES HOLDINGS
--------------------------------------------------- ------------------ -------------------------------------------
       Name of Issuer and Title of Security            No. of Shares         Principal Amount, Maturity Date and
                                                      (if applicable)           Interest Rate (if applicable)
--------------------------------------------------- ------------------ -------------------------------------------

--------------------------------------------------- ------------------ -------------------------------------------

--------------------------------------------------- ------------------ -------------------------------------------

--------------------------------------------------- ------------------ -------------------------------------------

--------------------------------------------------- ------------------ -------------------------------------------

--------------------------------------------------- ------------------ -------------------------------------------

--------------------------------------------------- ------------------ -------------------------------------------

--------------------------------------------------- ------------------ -------------------------------------------

--------------------------------------------------- ------------------ -------------------------------------------

IF YOU HAVE NO SECURITIES HOLDINGS TO REPORT, PLEASE INITIAL HERE.  __________

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECURITIES ACCOUNTS
------------------------------------------ -------------------------------------------- ----------------------------
                                                                                              Type of Account
     Name of Broker, Dealer or Bank                    Name(s) on Account                  (Cash, Margin, UGMA)
------------------------------------------ -------------------------------------------- ----------------------------

------------------------------------------ -------------------------------------------- ----------------------------

------------------------------------------ -------------------------------------------- ----------------------------

------------------------------------------ -------------------------------------------- ----------------------------

------------------------------------------ -------------------------------------------- ----------------------------

------------------------------------------ -------------------------------------------- ----------------------------

IF YOU HAVE NO SECURITIES ACCOUNTS TO REPORT, PLEASE INITIAL HERE.  __________

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


------------------------------------------           ---------------
Signature                                            Date

                                   APPENDIX IV

                             ANNUAL HOLDINGS REPORT

Name of Reporting Person:  _________________________________________________
Information in Report Dated as of:  ________________________________________
Date Report Due:  __________________________________________________________
Date Report Submitted:  ____________________________________________________
Calendar Year Ended:  ______________________________________________________

SECURITIES HOLDINGS
---------------------------------------------------- ------------------ ------------------------------------------
       Name of Issuer and Title of Security             No. of Shares        Principal Amount, Maturity Date and
                                                       (if applicable)          Interest Rate (if applicable)
---------------------------------------------------- ------------------ ------------------------------------------

---------------------------------------------------- ------------------ ------------------------------------------

---------------------------------------------------- ------------------ ------------------------------------------

---------------------------------------------------- ------------------ ------------------------------------------

---------------------------------------------------- ------------------ ------------------------------------------

---------------------------------------------------- ------------------ ------------------------------------------

---------------------------------------------------- ------------------ ------------------------------------------

---------------------------------------------------- ------------------ ------------------------------------------

---------------------------------------------------- ------------------ ------------------------------------------

IF YOU HAVE NO SECURITIES HOLDINGS TO REPORT, PLEASE INITIAL HERE.  ________

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


SECURITIES ACCOUNTS
----------------------------- ----------------- ----------------------------------------- ------------------------
       Name of Broker,          Date Account                Name(s) on Account                 Type of Account
       Dealer or Bank          was Established                                              (Cash, Margin, UGMA)
----------------------------- ----------------- ----------------------------------------- ------------------------

----------------------------- ----------------- ----------------------------------------- ------------------------

----------------------------- ----------------- ----------------------------------------- ------------------------

----------------------------- ----------------- ----------------------------------------- ------------------------

----------------------------- ----------------- ----------------------------------------- ------------------------

----------------------------- ----------------- ----------------------------------------- ------------------------

IF YOU HAVE NO SECURITIES ACCOUNTS TO REPORT FOR THE YEAR, PLEASE INITIAL HERE. ________

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


-----------------------------------         ----------------
Signature                                   Date

                                   APPENDIX V
                         ANNUAL COMPLIANCE CERTIFICATION

                              INITIAL CERTIFICATION

I certify that I: (i)    have received, read and reviewed the Adviser's Code of
                         Ethics (the "Code");
                  (ii)   understand the policies and procedures in the Code;
                  (iii)  recognize that I am subject to such policies and
                         procedures;
                  (iv)   understand the penalties for non-compliance;
                  (v)    will fully comply with the Code; and
                  (vi)   have fully and accurately completed this Certificate.

Signature:  _________________________________________
Name:  ______________________________________________ (Please print)
Date Submitted:  ____________________________________
Date Due:  __________________________________________


                              ANNUAL CERTIFICATION

I certify that I: (i)    have received, read and reviewed the Adviser's Code of
                         Ethics (the "Code");
                  (ii)   understand the policies and procedures in the Code;
                  (iii)  recognize that I am subject to such policies and
                         procedures;
                  (iv)   understand the penalties for non-compliance;
                  (v)    have complied with the Code and any applicable
                         reporting requirements during this past year;
                  (vi)   have fully disclosed any exceptions to my compliance
                         with the Code below;
                  (vii)  will fully comply with the Code; and
                  (vi)   have fully and accurately completed this Certificate.

EXCEPTION(S):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Signature:  _________________________________________
Name:  ______________________________________________ (Please print)
Date Submitted:  ____________________________________
Date Due:  __________________________________________

                                   APPENDIX VI
                        INVESTMENT ADVISER CERTIFICATION

                      CITY NATIONAL ASSET MANAGEMENT, INC.

                      CERTIFICATION PURSUANT TO RULE 17J-1

                  This Certificate is furnished by City National Asset Management, Inc. (the "Adviser"), pursuant to Rule 17j-1 (the "Rule") of the Investment Company Act of 1940, as amended, to the Board of Trustees of CNI Charter Funds (the "Trust").

                  The undersigned, ______________________, in his capacity as ___________________ of the Adviser, hereby certifies on behalf of the Adviser that:

1. The Adviser has adopted a Code of Ethics (the "Code") covering the Adviser, pursuant to, and in compliance with, Rule 17j-1 under the Investment Company Act of 1940;

2. The Adviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code;

3. The Adviser's Code of Ethics contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b);

4. In accordance with Rule 17j-1, the Adviser has submitted its Code to the Trust's Board of Trustees for approval.

5. During this past year, the Adviser has submitted to the Trust's Board of Directors any and all amendments to its Code within six months of the change;

6. All access persons required to report under the Code have done so in compliance with the Code (and/or related procedures) and Rule 17j-1; and

7. All of the Adviser's material violations of the Code and any sanctions imposed in response to such violations have been reported to the Trust's Board of Trustees in compliance with Rule 17j-1 and the Adviser's Code.

Witness my hand this ____ day of ______, 2002

                                    CITY NATIONAL ASSET MANAGEMENT, INC.


                                    By:  ______________________________
                                            Name
                                            Title


                                       1